UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

JFrog Ltd.

(Exact name of Registrant as Specified in Its Charter)

Israel	001-39492	98-0680649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Caribbean Drive
Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 329-1540

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	FROG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

JFrog Ltd. (the “Company”) is filing this Current Report on Form 8-K/A solely to update the Company's full year 2023 non-GAAP net income per diluted share guidance as disclosed in a press release issued on August 2, 2023 announcing the Company’s financial results for its second quarter ended June 30, 2023 (the “Original Press Release”) due to a calculation error. Full year 2023 non-GAAP net income per diluted share is expected to be $0.31 to $0.33, instead of $0.26 to $0.28.

The Company has not made changes to the other information furnished with the original Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2023, the Company issued the Original Press Release announcing its financial results for its second quarter ended June 30, 2023. A copy of the press release, as corrected, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained herein and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by JFrog Ltd. dated August 2, 2023, as corrected.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JFrog Ltd.

Date:	August 2, 2023	By:	/s/ Jacob Shulman
Jacob Shulman Chief Financial Officer